UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 3, 2022

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On January 3, 2022, all outstanding shares of Class B common stock, par value $0.000025 per share (the “Class B common stock”), of Nutanix, Inc. (the “Company”) automatically converted into the same number of shares of the Company’s Class A common stock, par value $0.000025 per share (the “Class A common stock”), pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). No additional shares of Class B common stock will be issued following such conversion.

The conversion occurred pursuant to Article IV, Section 4.3(c)(2)(A) of the Certificate of Incorporation, which provides that each share of Class B common stock will automatically, without any further action, convert into one share of Class A common stock upon the date specified by the affirmative vote of the holders of at least sixty-seven percent of the outstanding shares of Class B common stock, voting as a single class. Holders of at least sixty-seven percent of the outstanding shares of Class B common stock acted by written consent in lieu of a meeting to affirmatively vote for such conversion effective as of January 3, 2022 at 12:01 a.m., New York City time. Following the conversion, the Class A common stock continues to be listed on the Nasdaq Global Select Market under the ticker symbol “NTNX” and maintains the same CUSIP number previously assigned to the Class A common stock.

In addition, in accordance with Article IV, Section 4.3(f) of the Certificate of Incorporation, and as required by Section 243 of the General Corporation Law of the State of Delaware (the “DGCL”), on January 4, 2022, the Company filed a certificate with the Secretary of State of the State of Delaware effecting the retirement of the shares of Class B common stock that were issued but no longer outstanding following the conversion (the “Certificate of Retirement”). Pursuant to Section 243 of the DGCL, the filing of the Certificate of Retirement had the effect of amending the Certificate of Incorporation such that, upon the effectiveness of the filing of the Certificate of Retirement, the Company’s total number of authorized shares of capital stock has been reduced by the number of retired shares of Class B common stock.

The conversion had the following effects, among others, on the holders of shares of Class B common stock:

Voting Power. Prior to the conversion, holders of shares of Class B common stock were entitled to cast ten votes for each such share held by them on any matter submitted to a vote of the Company’s stockholders on which the holders of Class B common stock are entitled to vote. As a result of the conversion, all former holders of shares of Class B common stock are now holders of shares of Class A common stock, which is entitled to one vote per share on any matter submitted to a vote of the Company’s stockholders on which the holders of Class A common stock are entitled to vote. In addition, the provisions of the Certificate of Incorporation and Delaware law that entitled the holders of shares of Class A common stock and Class B common stock, in certain circumstances, to separate class voting rights are no longer applicable as a result of the conversion.

Economic Interests. Because holders of shares of Class A common stock are entitled to the same economic interests to which former holders of shares of Class B common stock were entitled before the conversion, the conversion had no impact on the economic interests of former holders of shares of Class B common stock.

Capitalization. The conversion had no impact on the total number of the Company’s outstanding shares of capital stock, as the shares of Class B common stock converted into an equivalent number of shares of Class A common stock.

Equity Incentive Plans. Upon the conversion, outstanding options that were previously denominated in shares of Class B common stock and issued under the Company’s equity incentive plans remained unchanged, except that they now represent the right to receive shares of Class A common stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 3.03, on January 4, 2022, the Company filed the Certificate of Retirement with the Secretary of State of the State of Delaware to retire the shares of Class B common stock that were issued but no longer outstanding following the conversion.

The foregoing description of the Certificate of Retirement is a summary only and is qualified in its entirety by reference to the full text of (i) the Certificate of Retirement, a copy of which is attached as Exhibit 3.1 hereto, and (ii) the Certificate of Incorporation, a copy of which is incorporated by reference herein as Exhibit 3.2 hereto, and both of which are incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information contained in Item 3.03 is incorporated herein by reference.

Item 8.01. Other Events.

On January 4, 2022, the Company issued a press release announcing the conversion. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Certificate of Retirement					X
3.2	Amended and Restated Certificate of Incorporation	10-Q	001-37883	3.1	12/8/2016
99.1	Press release issued by Nutanix, Inc. on January 4, 2022					X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)					X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: January 4, 2022	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer